Exhibit 15.4

OUR VESSELS

The table below shows the vessels chartered or owned by us and Transpetro as of December 31, 2025:

	Vessel	Owned / Chatered	Capacity (deadweight tonnage)
Owned/ Chartered by Transpetro	Abdias Nascimento	Owned	157,055
	Andre Rebouças	Owned	156,520
	Angra dos Reis	Chartered	104,999
	Anita Garibaldi	Owned	72,786
	Barbosa Lima Sobrinho	Owned	5,079
	Carlos Drummond de Andrade	Owned	114,366
	Castro Alves	Owned	114,562
	Celso Furtado	Owned	48,300
	Darcy Ribeiro	Owned	5,092
	Dragão do Mar	Owned	157,055
	Fortaleza Knutsen	Chartered	106,316
	Garrincha	Owned	114,441
	Gilberto Freyre	Owned	3,000
	Henrique Dias	Owned	156,509
	João Cândido	Owned	156,517
	Jorge Amado	Owned	3,000
	José Alencar	Owned	48,573
	José do Patrocínio	Owned	156,726
	Lucio Costa	Owned	5,097
	Machado de Assis	Owned	151,953
	Madre de Deus	Chartered	104,999
	Marcílio Dias	Owned	156,548
	Milton Santos	Owned	157,055
	Olavo Bilac	Owned	114,562
	Oscar Niemeyer	Owned	5,079
	Portinari	Owned	114,435
	Recife Knutsen	Chartered	104,999
	Rio Grande	Chartered	105,224
	Rômulo Almeida	Owned	48,449
	São Luíz	Chartered	104,999
	São Sebastião	Chartered	105,165
	Sérgio Buarque de Holanda	Owned	48,300
	Zumbi dos Palmares	Owned	156,786
Subtotal Owned/Chartered by Transpetro		33	3,164,546

Chartered by us	Aitolos	Chartered	115,521
	Aktea	Chartered	51,371
	Alessandro Volta	Chartered	29,191
	Altair	Chartered	50,583
	Amazon Victory	Chartered	72,412
	Aquila	Chartered	319,330
	Arctos	Chartered	49,999
	Atlantic Pride	Chartered	50,614
	Brasil 2014	Chartered	155,709
	Buena Confianza	Chartered	8,764
	Buran	Chartered	18,548
	Charline	Chartered	50,436
	Clarity	Chartered	49,999
	Clean Justice	Chartered	44,998
	Clearocean Melody	Chartered	49,995
	Clyde	Chartered	49,999
	Dallas	Chartered	65,118
	Donoussa	Chartered	299,999
	Eagle Cambe	Chartered	155,414
	Eagle Colatina	Chartered	155,362
	Eagle Crato	Chartered	152,000
	Eagle Paraiba	Chartered	105,153
	Eagle Paraiso	Chartered	153,264
	Eagle Parana	Chartered	105,048
	Eagle Passos	Chartered	152,000
	Eagle Paulinia	Chartered	153,352
	Eagle Petrolina	Chartered	153,226
	Eco Energia I	Chartered	4,200
	Elandra Star	Chartered	49,999
	Eli Knutsen	Chartered	154,310
	Elka Leblon	Chartered	154,846
	Elka Parana	Chartered	155,010
	Epic Baluan	Chartered	7,187
	Flumar Brasil	Chartered	51,188
	Forte De Copacabana	Chartered	8,834
	Forte De Sao Luiz	Chartered	8,250
	Forte De Sao Marcos	Chartered	8,770
	Fraternity	Chartered	157,667
	Gavi C	Chartered	37,606
	Gaz Synergy	Chartered	17,740
	Heather Knutsen	Chartered	148,643
	Hedda Knutsen	Chartered	154,348
	Honesty	Chartered	50,384
	Horizon Armonia	Chartered	49,999
	Horizon Theano	Chartered	50,268
	Horizon Theoni	Chartered	49,999
	Ioannis Zafirakis	Chartered	49,999
	Isabella M II	Chartered	49,999

Chartered by us	Jagannath	Chartered	54,675
	Jakarta	Chartered	65,055
	Kamilla Kosan	Chartered	11,738
	Lambada Spirit	Chartered	154,036
	Luigi Galvani	Chartered	28,543
	Maersk Callao	Chartered	49,919
	Maersk Katalin	Chartered	39,708
	Maersk Kiera	Chartered	39,724
	Maersk Malaga	Chartered	51,544
	Manta Anadolu	Chartered	28,447
	Manta Beyoglu	Chartered	28,585
	Maran Libra	Chartered	319,431
	Marlin	Chartered	17,043
	Mersey	Chartered	49,999
	P. Tokyo	Chartered	114,014
	Pacific Azur	Chartered	49,997
	Pacific Jasper	Chartered	49,998
	Pacific Onyx	Chartered	49,996
	Pacific Zircon	Chartered	49,995
	Phoenix Vantage	Chartered	299,996
	Pine Olia	Chartered	49,999
	President I	Chartered	64,999
	Queen Of Doria	Chartered	46,590
	Rio 2016	Chartered	155,709
	San Andres IV	Chartered	3,557
	Sealoader 2	Chartered	3,100
	Shamal	Chartered	64,834
	Sinndar	Chartered	54,596
	Sti Jardins	Chartered	49,990
	Taruca	Chartered	19,983
	Tweed	Chartered	49,999
	Vialli	Chartered	44,999
	Vorias	Chartered	38,375
	Witham	Chartered	49,999
Subtotal Chartered by us		82	6,485,823
TOTAL		115	9,650,369